                                                                  EXHIBIT 10.12

                       FLEXTRONICS INTERNATIONAL USA, INC.

                        CONTINGENT SHARE AWARD AGREEMENT

         This CONTINGENT SHARE AWARD AGREEMENT (the "AGREEMENT"), dated May 18, 2004, is entered into by and between Michael E. Marks ("EXECUTIVE") and Flextronics International USA, Inc. (the "COMPANY").

         WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer; and

         WHEREAS, Executive has provided service to the Company for over ten years; and

         WHEREAS, the Company currently does not provide any pension plan benefits to Executive other than a 401(k) plan; and

         WHEREAS, the Company has engaged consultants to assess the competitiveness of its executive compensation and to provide an overview of nonqualified pension benefits; and

         WHEREAS, the Company desires to provide Executive with a deferred compensation arrangement as a supplemental executive pension benefit that provides cash benefits following Executive's employment to retain, incent and reward Executive for his service to the Company; and

         WHEREAS, the Company and Executive desire to enter into an agreement to provide for such supplemental executive pension benefits being earned by Executive upon the achievement of certain Company share performance targets.

         NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

         1. GRANT OF CONTINGENT SHARE AWARD. Subject to all of the terms of this Agreement, the Company hereby grants to Executive a Deferred Compensation Contingent Share Award for 1,000,000 shares of the Company's Ordinary Shares at an exercise price equal to a 10% premium above the $15.82 closing price of the Company's Ordinary Shares on the Nasdaq Stock Market on the date this pension arrangement was adopted and approved by the Board, which is equal to $17.40 per share (the "EXERCISE PRICE"). This Contingent Share Award shall entitle the Account of the Executive to be credited with Deferred Compensation as set forth in Section 2 below; provided that in no event shall this Deferred Compensation Contingent Share Award require the Company to make credits to the Executive's Account in excess of $7,500,000 (the "TOTAL AWARD AMOUNT").

         2. CREDITING OF AWARD AMOUNT. Within two (2) business days following the relevant Measurement Date, the Company will credit Executive's Account with Deferred Compensation in an amount equal to (a)(i) the excess of the Average Share Price as of such Measurement Data over the Exercise Price, multiplied by
(ii) 1,000,000, less (b) the amounts credited to the Executive's Account as Deferred Compensation on all prior Measurement Dates (the "PRIOR CREDITS"). Credits to the Executive's Account under this Section 2 will continue until the earlier of (a) the date on which the Total Award Amount has been credited to the
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Executive's Account or (b) the termination date of Executive's employment with the Company and/or any subsidiary of the Company. All amounts credited to Executive's Account shall be fully vested and nonforfeitable.

         3. ACCELERATION OF PAYMENT. Notwithstanding the foregoing, in the event of (a) Executive's death or Disability or (b) a Change of Control, then the Company shall immediately credit Executive's Account with an amount equal to the Total Award Amount less the sum of all Prior Credits. All amounts credited to Executive's Account shall be fully vested and nonforfeitable.

         4. CONDITIONS TO PAYMENT OF AWARD AMOUNT. Unless otherwise set forth in Sections 2 or 3, Executive must be employed by the Company on the applicable Measurement Date in order to be credited with an Award Amount, if any, for the Measurement Date.

         5. ADJUSTMENTS TO ORDINARY SHARES. In the event that the number of outstanding shares of the Company's Ordinary Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in the capital structure of the Company without consideration, then the number and kind of shares subject to this Contingent Share Award and the Exercise Price will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities law.

         6. DEFINITIONS. Capitalized terms used here but not defined above will have the following definitions for purposes of this Agreement:

                  (a) "ACCOUNT" means the account established on behalf of Executive under the Deferred Compensation Plan.

                  (b) "AVERAGE SHARE PRICE" means the sum of the closing prices of the Company's Ordinary Shares on the Nasdaq Stock Market as reported in The Wall Street Journal during the thirty (30) day period immediately preceding the applicable Measurement Date, divided by the number of days in which the Company's Ordinary Shares traded during such period.

                  (c) "BOARD" means the Board of Directors of the Company.

                  (d) "CHANGE OF CONTROL" means (i) a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, (ii) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group acting in concert; (iii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any person, entity or group acting in concert becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of more than 50% of the aggregate voting power of all classes of shares of the Company; or
(iv) a liquidation and winding up of the business of the Company.

                  (e) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (f) "DEFERRED COMPENSATION" means the aggregate amounts credited to the Executive's Account as cash pursuant to Sections 2 and 3 of this Agreement.

                  (g) "DEFERRED COMPENSATION CONTINGENT SHARE AWARD" means a contingent award of Ordinary Shares granted pursuant to Section 1 of the Agreement.

                  (h) "DEFERRED COMPENSATION PLAN" means the Flextronics International USA, Inc. Special Deferred Compensation Plan established by the Company to hold the Deferred Compensation credited to the Executive's Account under this Agreement.

                  (i) "DISABILITY" means the Executive's mental or physical disability that prevents Executive from performing his duties as Chief Executive Officer of the Company and is expected to last for more than twelve months, as determined by a physician acceptable to the Company and the Executive.

                  (j) "FISCAL QUARTER" means the Company's fiscal quarters beginning on each April 1, July 1, October 1 and January 1 and ending on each June 30, September 30, December 31 and March 31 of each year.

                  (k) "MEASUREMENT DATE" means the last day of each of the Company's Fiscal Quarters and the date of the Executive's termination of employment with the Company.

                  (l) "ORDINARY SHARES" means the Company's ordinary shares.

         7. UNSECURED FUNDS. All payments of Deferred Compensation shall be paid in cash from the general funds of the Company and no special or separate fund, other than the Deferred Compensation Plan (or any rabbi trust under such Deferred Compensation Plan), shall be established and no other segregation of assets shall be made to assure the payment of any Deferred Compensation. The Executive shall have no right, title or interest whatever in or to any investment which the Company may make to aid it in meeting its obligations hereunder, including, but not limited to, deemed investment. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder such right shall be no greater than the right of an unsecured creditor of the Company.

         8. OTHER BENEFITS. This Agreement shall be in addition to any rights of the Executive under any other agreement with the Company, if any, and shall not affect or reduce any benefit or compensation during the Executive of a kind not expressly provided for in this Agreement.

         9. WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         10. EMPLOYMENT AND BENEFITS RIGHTS. Any benefit payable under this Agreement shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees. Neither this Agreement nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company or as affecting the right of the Company to dismiss any employee.

         11. BINDING EFFECT; NONASSIGNABILITY. This Agreement shall be binding upon and insure to the benefit of the Company and its successors and assigns and the Executive or the Executive's designee or estate shall commute, encumber, sell or otherwise dispose of the right to receive the payments provided for in this Agreement, which payments and the rights thereto are expressly declared to be nontransferable and nonassignable.

         12. AMENDMENT. This Agreement may not be amended, suspended or terminated, in whole or in part without the written consent of Executive and the Company.

         13. GENERAL PROVISIONS.

                  (a) EMPLOYMENT STATUS. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee, (ii) to change the status of Executive as an "at-will" employee, or
(iii) to change the Company's policies regarding termination of employment.

                  (b) COMPLETE AGREEMENT. This Agreement and the Deferred Compensation Plan constitute the entire agreement between Executive and the Company and are the complete, final, and exclusive embodiment of their agreement with regard to this subject matter.

                  (c) INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Executive to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and Executive.

                  (d) NO RIGHTS OF STOCKHOLDER. Executive shall have no rights as a stockholder by reason of the award of the Contingent Share Award.

                  (e) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California.

         IN WITNESS HEREOF, the parties have executed this Agreement on the date first above written.

FLEXTRONICS INTERNATIONAL USA, INC.          EXECUTIVE


By: /s/ Tom Smach                            /s/ Michael E. Marks
    ----------------------------------       ----------------------------------
                                             Michael E. Marks
Name: Tom Smach
      --------------------------------

Title: SVP of Finance
       -------------------------------

                       FLEXTRONICS INTERNATIONAL USA, INC.
                       SPECIAL DEFERRED COMPENSATION PLAN

      1.    PURPOSE.

            The purpose of this Plan is to provide the terms of an unfunded deferred compensation plan for a select group of management, highly compensated employees, directors and persons who have been part of a select group of management, highly compensated employees or directors of Flextronics International USA, Inc. (the "Company") who may agree, pursuant to the Deferral Agreements, to defer certain compensation otherwise due to them. It is intended that the Plan constitute an unfunded "top hat plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended.

      2.    DEFINITIONS.

            The following terms used in the Plan shall have the meanings set forth below:

            (a) "Affiliate" means, with respect to the Company, any entity directly or indirectly controlling, controlled by or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

            (b) "Agreement Date" shall mean May 18, 2004, or such other date designated as the Agreement Date in the applicable Deferral Agreement.

            (c) "Beneficiary" shall mean any person, persons, trust or other entity designated by a Participant to receive benefits, if any, under the Plan upon such Participant's death. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or Plan Administrator.


            (d) "Board" shall mean the Board of Directors of Flextronics International Ltd.

            (e) "Change of Control" shall mean (i) a merger or consolidation of the Flextronics International Ltd. in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation, (ii) the sale, lease, conveyance or other disposition of all or substantially all of the Flextronics International Lid's assets as an entirety or substantially as an entirety to any person, entity or group acting in concert; (iii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any person, entity or group acting in concert becoming the "beneficial owner" (as defined in Rule Bd-3 under the Securities Exchange Act of
1934) directly or indirectly of more than 50% of the aggregate voting power of all classes of shares of Flextronics International Ltd; or (iv) a liquidation and winding up of the business of Flextronics International Ltd.

            (f)   "Claimant" shall have the meaning set forth in Section 9(a).

            (g) "Code" shall mean the Internal Revenue Code of 1986 as amended.

            (h) "Committee" shall mean the Compensation Committee appointed by the Board.

            (i) "Company" shall mean Flextronics International USA. Inc. and its successors.

            (j) "Deferral Account" shall mean the recordkeeping account established and maintained by the Company in the name of a Participant as provided in Section 4(c) for compensation payable to a Participant pursuant to a Deferral Agreement.

            (k) "Deferral Agreement" shall mean an agreement executed by the Participant and the Company, in such form as approved by the Committee or the Plan Administrator, and as may be revised from time to time with respect to any one or more Participants by or at the direction of the Committee or Plan Administrator, whereby (A) the Participant (i) agrees to receive certain types of compensation in the future pursuant to the provisions of this Plan, (ii) elects to defer future compensation such Participant would otherwise be entitled to receive in cash from the Company, including an amount or percentage of compensation to be deferred, and/or (iii) makes such other elections as are permitted and provides such other information as is required under the Plan, and
(B) the Participant specifies a schedule according to which the Participant will receive payout of his or her compensation that is payable in the future under this Plan. Each Deferral Agreement shall incorporate by its terms the provisions of this Plan.

            (l) "Disability" shall mean a mental condition (i) that qualifies the Participant (or would qualify the Participant, were he or she an employee of the Company) as being disabled for purposes of any of the plans or programs of the Company under which benefits, compensation, or awards are contingent upon a finding of disability, or (ii) as a result of which, in the opinion of the Committee or Plan Administrator, the Participant would be unable to perform the usual duties performed by the Participant for the Company or its Affiliates.

            (m)   "Fair Market Value" shall mean, on a given date of valuation,
(i) with respect to any mutual fund, the closing net asset value as reported in The Wall Street Journal with respect to the date of valuation and (ii) with respect to a security traded on a national securities exchange or the NASDAQ National Market, the closing price on the date of valuation as reported in The Wall Street Journal.

            (n)   "Hypothetical Investments" shall have the meaning set forth in
Section 4(d).

            (o)   "Manager" shall have the meaning set forth in Section 4(d).

            (p)   "Officers" shall have the meaning set forth in Section
8(b)(ii).

            (q) "Participant" shall mean a present or former employee or director of the Company who participates in this Plan and any other present or former employee or director designated from time to time by the Committee.

            (r) "Pay Day" shall mean, for each Participant, the day on which the Company is required, by the terms of the applicable Deferral Agreement form or any other agreement between the Participant and the Company, to credit an amount to the Participant's Deferral Account under this Plan.

            (s) "Plan" shall mean this Flextronics International USA, Inc., Special Deferred Compensation Plan.

            (t) "Plan Administrator" shall mean the Plan Administrator, if any, appointed pursuant to Section 3(a).

            (u)   "Plan Effective Date" shall mean May 18, 2004.

            (v) "Released Party" shall have the meaning set forth in Section 8(b)(iii).

            (w) "Trust" shall mean any trust or trusts established or designated by the Company pursuant to Section 5(a) to hold assets in connection with the Plan.

            (x)   "Trustee" shall have the meaning set forth in Section 5(a).

      3.    AUTHORITY AND ADMINISTRATION OF THE COMMITTEE AND PLAN
            ADMINISTRATOR.

            (a) Authorization of Committee or Plan Administrator. The Committee shall administer the Plan and may select one or more persons to serve as the Plan Administrator. The Plan Administrator shall have authority to perform any act that the Committee is entitled to perform under this Plan, except to the extent that the Committee specifies limitations on the Plan Administrator's authority. The initial Plan Administrator shall be the Company's Treasurer. Any person selected to serve as the Plan Administrator may, but need not, be a Committee member or an officer or employee of the Company. However, if a person serving as Plan Administrator or a member of the Committee is a Participant, such person may not decide or vote on a matter affecting his interest as a Participant.

            (b) Administration by Committee or Plan Administrator. The Committee or Plan Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to reasonably construe and interpret the Plan, to reasonably define the terms used herein, to reasonably prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations reasonably necessary or advisable for the administration of the Plan. The Committee or Plan Administrator may appoint additional agents and delegate thereto powers and duties under the Plan.

      4.    DEFERRAL AGREEMENTS AND DEFERRAL ACCOUNTS.

            (a) Deferral Agreement. The Company and any Participant may agree to defer all or a portion of his or her compensation, under the terms provided in any Deferral Agreement form provided to the Participant in accordance with the Plan, by executing a completed Deferral Agreement on or before the relevant Agreement Date. The Deferral Agreement form shall establish for each Participant the amount and type of compensation (including bonuses and/or salary) that may be deferred pursuant to the Plan and such determination will be reflected on the relevant Deferral Agreement form, and may establish maximum or minimum amounts of aggregate deferrals that may be elected for a Participant. A Participant shall not be entitled to vary any term that is set forth in the Deferral Agreement form except to the extent that the form of Deferral Agreement itself permits variations.

            (b) Conclusion of Deferrals in the Event of Certain Law Changes. If a change in law that occurs after the Plan Effective Date would, in the judgment of the Committee or Plan Administrator, likely accelerate the taxation of amounts that would be credited to a Participant's Deferral Account in the future under a Deferral Agreement previously entered into by the Participant and the Company, the Committee or Plan Administrator and the affected Participants shall endeavor to amend the affected Deferral Agreements and/or the Plan to satisfy the requirements of the change in law and, unless and until such an amendment is agreed to, Company shall, upon written request by the Participant, distribute to the Participant amounts credited to the Participant's Deferral Account (together with any hypothetical earnings thereon) pursuant to the Deferral Agreement to the extent that such amounts are currently taxable to the Participant as a result of such change in law.

            (c) Establishment of Deferral Accounts. The Committee or Plan Administrator shall establish a Deferral Account for each Deferral Agreement. Each Deferral Account shall be maintained for the Participant solely as a bookkeeping entry by the Company to evidence unfunded obligations of the Company. The Participant shall be 100% vested in the Participant's Deferral Account at all times, except to the extent otherwise specified in the applicable Deferral Agreement. A Participant's Deferral Account shall be credited with the amounts required to be credited to the Participant's Deferral Account pursuant to the Participant's initial Deferral Agreement or pursuant to any subsequent Deferral Agreement entered into by that Participant and the Company, in each case, less the amount of federal, state or local tax required by law to be withheld with respect to the such amounts, unless such withholding is provided from another source, and shall be adjusted for Hypothetical Investment results as described herein.

            (d) Hypothetical Investments and Managers. Subject to the provisions of Section 4(g), amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction from time to time, in one or more hypothetical investments selected from a list established by the Committee or Plan Administrator ("Hypothetical Investments"). A Participant may select Hypothetical Investments or may select an investment manager (a "Manager") from a list established by the Committee or Plan Administrator, and the Manager will then select Hypothetical Investments on behalf of the Participant. The Committee or Plan Administrator shall be liberal and shall include Hypothetical Investments and Managers representing a wide variety of investment alternative. Hypothetical Investments shall include only mutual funds and publicly traded stocks and bonds. The Committee or Plan Administrator shall consider requests from any Participant to add to the initial list of Hypothetical Investments and Managers and shall satisfy such requests if they are reasonably acceptable to the Committee or Plan Administrator. The Committee or Plan Administrator may change or discontinue any Hypothetical Investment or Manager if reasonably necessary to satisfy business objectives of the Company or its Affiliates: provided that, following a Change of Control, neither the Committee nor the Plan Administrator may change or modify the investment options existing immediately prior to such Change of Control in any manner that is adverse to the Participants. No Hypothetical Investments may be made in any debt or equity issued by Flextronics International Ltd. or its Affiliates.

            (e) List of Hypothetical Investments and Managers. An initial list of Hypothetical Investments and Managers shall be established by the Board, the Committee or the Plan Administrator and the list, as it may be changed and exist from time to time, shall be provided to each Participant in connection with the initial Deferral Agreement.

            (f) Investment of Deferral Accounts. As provided in Sections 4(d) and 5(b). each Deferral Account shall be deemed to be invested in one or more Hypothetical Investments as of the date of the deferral or credit, as the case may be. The amounts of hypothetical income, appreciation and depreciation in value of the Hypothetical Investments shall be credited and debited to, or otherwise reflected in, such Deferral Account from time to time in accordance with procedures established by the Committee or Plan Administrator. Unless otherwise determined by the Committee or Plan Administrator, amounts credited to a Deferral Account shall be deemed invested in Hypothetical Investments as of the date so credited.

            (g) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate and reallocate amounts credited to his or her Deferral Account to one or more of the Hypothetical Investments or Managers authorized under the Plan. Subject to the rules established by the Committee or Plan Administrator, a Participant may reallocate amounts credited to his or her Deferral Account to other Hypothetical Investments or other Managers by filing with the Committee or Plan Administrator a notice, in such form as may be specified by the Committee or Plan Administrator; provided that such reallocation shall not be permitted more than once per calendar month without the written consent of the Committee or Plan Administrator; provided further that the Committee or Plan Administrator shall be reasonable in accommodating requests for mid-month allocations. The Committee or Plan Administrator may direct the Managers accordingly; provided, however, that a Manager may reallocate amounts credited to a Deferral Account for which it has responsibility at any time without limitation. No Participant shall have the right, at any time, to direct a Manager to enter into specific transactions in connection with his or her Deferral Account; provided that this provision shall not prohibit the Participant from communicating with the Manager regarding Hypothetical Investments, including communication regarding preferred Hypothetical Investment objectives. Each Manager shall have the power to acquire and dispose of such Hypothetical Investments as the Manager determines necessary in connection with its portfolio. The Committee or Plan Administrator may restrict or prohibit reallocation of amounts deemed invested in specified Hypothetical Investments or invested by specified Managers to comply with applicable law or regulation.

            (h) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Hypothetical Investments are to be used for measurement purposes only. A Participant's election of any such Hypothetical Investments, the allocation of such Hypothetical Investments to his or her Deferral Account, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Deferral Account shall not be considered or construed in any manner as an actual investment of his or her Deferral Account in any such Hypothetical Investments. In the event that the Company or the Trustee, in its own discretion, decides to invest funds in any or all of the Hypothetical Investments, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Deferral Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.

      5.    ESTABLISHMENT OF TRUST.

            (a) The Trust Agreement. The Company shall enter into a Trust Agreement, in substantially the form attached hereto as Exhibit A, providing for the establishment of a trust to be held and administered by a trustee (the "Trustee") designated in the Trust Agreement (the "Trust"). The Trustee shall be the agent for purposes of such duties delegated to the Trustee by the Committee or Plan Administrator as set forth in the Trust Agreement. The Trust shall be irrevocable.

            (b) Funding the Trust. On the relevant Pay Day, the Company shall deposit into the Trust cash or other assets, as specified in the applicable Deferral Agreement, equal to the aggregate amount required to be credited to the Participant's Deferral Account for that Pay Day, less applicable taxes required to be withheld, if any. The assets of the Trust shall remain subject to the claims of the general creditors of the Company in the event of an insolvency of the Company.

            (c) Taxes and Expenses of the Trust. The Committee and the Plan Administrator shall make all investment decisions for the Trust, and no Participant shall be entitlement to direct any investments of the Trust. All taxes on any gains and losses from the investment of the assets of the Trust shall be recognized by the Company and the taxes thereon shall be paid by the Company and shall not be recovered from the Deferral Accounts or the Trust. The third-party administrative and investment expenses of the Plan and the Trust, including expenses charged by the Trustee to establish the Trust and the Trustee's annual fee per Deferral Account, shall be paid by the Company, and shall neither be payable by Trustee from the Trust nor reduce any Deferral Accounts; provided that any Managers' fees or other expenses incurred with respect to particular Hypothetical Investment or any asset of the Trust which corresponds to a particular Hypothetical Investment shall be charged to the Deferral Account that is deemed invested in such Hypothetical Investment. No part of the Company's internal expenses to administer the Plan, including overhead expenses, shall be charged to the Trust or the Deferral Accounts.

      6.    SETTLEMENT OF DEFERRAL ACCOUNTS.

      The Company shall pay or direct the Trustee to pay the net amount credited to a Deferral

Account as elected by the Participant in the Participant's Deferral Agreement. Except for payouts due to the death, Disability or termination of employment of the Participant, no payout of amounts credited to a Participant's Deferral Account shall occur prior to the first anniversary of the Deferral Agreement. Except as otherwise provided in the a the applicable Deferral Agreement, a Participant may redefer the payout of his Deferral Account one or more times; provided, that such redeferral is made at least 12 months prior to the first scheduled payout date of the payouts to be deferred, according to the schedule in effect prior to the election to redefer. An election to redefer shall be invalid, and shall not be given effect, with respect to any distribution that would (but for the election to redefer) be paid within 12 months of the date that the redeferral election is made.

            (a) Payment in Cash or Securities. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash in an amount equal to or, at the option of the Committee or Plan Administrator, in marketable securities selected by the Committee or Plan Administrator with a Fair Market Value equal to the net amount credited to the applicable Deferral Account. Any such distributions to a Participant shall reduce the Company's obligations under the Plan to such Participant. The Company's obligation under the Plan may be satisfied by distributions from the Trust.

            (b)   Timing of Payments.

                  (i) Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as directed by the Participant in the Participant's Deferral Agreement, unless otherwise provided in this Section 6. All amounts needed for a payment shall be deemed withdrawn from the Hypothetical Investments as close in time as is practicable to the requested payment date. If a Participant has elected to receive installment payments, the amount of the distribution payable is based upon the value of the Deferral Account at the time of the installment payment date and shall act to reduce Hypothetical Investments in the following order: (A) cash and money market accounts, and (B) each other Hypothetical Investment on a pro rata basis, based on the value of the Participant's Deferral Account. If a Participant has elected to receive partial payments of the amount in his or her Deferral Account, unpaid balances shall continue to be deemed to be invested in the Hypothetical Investments that such Participant has designated pursuant to
Section 4(d) or 4(f).

                  (ii) Except as provided otherwise in the applicable Deferral Agreement, in the event of a Participant's death prior to the payment of all net amounts credited to this or her Deferral Account, such amounts shall be paid to the Participant's designated Beneficiary in a single lump sum as soon as practicable after the Participant's death. If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, the Participant's designated Beneficiary shall be the executor or personal representative of the Participant's estate, if a probate proceeding is open at the time for the distribution(s), and otherwise shall be the person(s) who would be entitled to the distribution(s) under the Participant's last will and /or revocable trust (if such will distributes the residuary estate to such trust) and otherwise to the person(s) who would inherit the Participant's property under the law of the Participant's last domicile. If the Committee or Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee or Plan Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Committee's or Plan Administrator's satisfaction. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the Participant, and such Participant's interest in the Plan shall terminate upon such full payment of benefits.

                  (iii) Irrespective of any elections made by a Participant, the Committee or Plan Administrator may provide, subject to the applicable Deferral Agreement, that the net amount credited to a Participant's Deferral Account may be paid out in a single lump sum to the Participant in the event of the Participant's Disability.

            (c) Financial Emergency. Other provisions of the Plan notwithstanding, if the Committee or Plan Administrator determines that the Participant has an unforeseen financial emergency of such a substantial nature and beyond the Participant's control that payment of amounts previously deferred under the Plan is warranted, the Committee or Plan Administrator may direct the immediate lump sum payment to the Participant of the applicable portion of the Participant's Deferral Account, upon thirty (30) days advance written notice from a Participant.

            (d) Special Election for Early Distribution. Other provisions of the Plan notwithstanding, the Participant may withdraw amounts from the Participant's Deferral Account on ten (10) days advance written notice to the Committee or Plan Administrator in accordance with approval procedures as the Committee or Plan Administrator, in its sole discretion, may establish. Such withdrawn amounts shall be made in a single lump sum, provided, that ten percent (10%) of the amount withdrawn shall be forfeited to the Company prior to the payment to the Participant. The minimum withdrawal a Participant may request shall equal the lesser of (i) $25.000 or (ii) the total amount in the Participant's Deferral Account.

            (e) Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee or Plan Administrator in writing for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit which amount shall not exceed a Participant's Deferral Account under the Plan. If the petition is granted, the tax liability distribution shall be made within thirty (30) days of the date when the Participant's petition is granted.

            (f) Effect on Deferral Account. A Participant's Deferral Account shall be debited to the extent of any distributions to the Participant pursuant to this Section 6.

      7.    AMENDMENT/TERMINATION.

            (a) The Committee, Plan Administrator or the Board may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan (i) if there is a change in law or regulatory authority that reasonably would be expected to result in an increase in the cost to the Company of at least $200.000 to maintain the Plan (other than an increase resulting from taxes on any gains from investment of the assets of the Trust), (ii) if the Internal Revenue Service determines that any amounts deferred under the Plan are includible in the Participant's gross income prior to being paid out to the Participant, or (iii) no Participant is materially adversely affected by such action with respect to amounts required to be credited to the Participant's Deferral Account under any previously executed Deferral Agreement; provided that, upon an event described in clauses (i) or
(ii), the Company may accelerate distributions under this Plan but may not otherwise alter any Participant's rights under this Plan; and provided further that, following a Change of Control, the Plan will not be subject to amendment, alteration, suspension, discontinuation or termination without the prior written consent of each Participant who would be materially adversely affected by such action.

            (b) Notwithstanding any other provision to the contrary and except as may otherwise be provided by the Committee or Plan Administrator, the Plan shall terminate as soon as possible following the payment of all amounts in respect of all Deferral Accounts.

      8.    GENERAL PROVISIONS.

            (a) Limits on Transfer of Awards. Other than by will, the laws of descent and distribution, or by appointing a Beneficiary, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant (or the Participant's Beneficiary) or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or the Participant's Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

            (b)   Waiver, Receipt and Release.

                  (i) As between the Participant and the Company, a Participant and the Participant's Beneficiary shall assume all risk (other than gross negligence of the Company or the Committee or Plan Administrator, or breach by the Company of the terms of this Plan) in connection with the Plan. Trust design, implementation or administration, Hypothetical Investment decisions made by the Participant and the resulting value of the Participant's Deferral Account, the selection and actions of the Trustee or any other third party providing services to the Company or the Trust in connection with the Plan or Trust (including their administrative and investment expenses), including any income taxes of the Participant or Participant's Beneficiary relating to or arising out of his or her participation in the Plan, and neither the Company nor the Committee or Plan Administrator shall be liable or responsible therefor other than as provided in Section 5(c).

                  (ii) As a condition of being a Participant in the Plan, each Participant must sign a waiver (which may be a part of the Deferral Agreement) releasing the Company and its Affiliates, the Committee, the Plan Administrator, officers of the Company or its Affiliates (the "Officers") and the Board from any claims and liabilities regarding the matters to which the Participant has assumed the risk as set forth in this Section. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for compensation deferred and relating to the Deferral Account to which the payments relate against the Company or any Affiliate or the Committee or Plan Administrator and the Committee or Plan Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a waiver, receipt and release to such effect.

                  (iii) As a condition of being a Participant in the Plan, each Participant must sign a waiver releasing the Trustee and each of its Affiliates (each, a "Released Party") against any and all loss, claims, liability and expenses imposed on or incurred by any Released Party as a result of any acts taken or any failure to act by the Trustee, where such act or failure to act is in accordance with the directions from the Committee or Plan Administrator or any designee of the Committee or Plan Administrator.

                  (iv) Each Participant agrees to pay any taxes, penalties and interest such Participant or Beneficiary may incur in connection with his or her participation in this Plan, and further agrees to indemnify the Company and its Affiliates, the Committee, the Plan Administrator, Officers and the Board for such taxes, penalties and interest the Participant or Participant's Beneficiary incurs and fails to pay and for which the Company is made liable by the appropriate tax authority.

            (c) Unfunded Status of Awards, Creation of Trusts. The Plan is intended to constitute an unfunded plan for deferred compensation and each Participant shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company.

            (d) Participant Rights. No provision of the Plan or transaction hereunder shall confer upon any Participant any right or impose upon any Participant any obligation to be employed by the Company or an Affiliate, or to interfere in any way with the right of the Company or an Affiliate to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 8(c) hereof, the Plan shall inure to the benefit of and be binding upon, the parties hereto and their successors and assigns.

            (e) Tax Withholding. The Company shall have the right to deduct from amounts otherwise credited to or paid from a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld.

            (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws to the extent not preempted by federal law.

            (g) Limitation. A Participant and the Participant's Beneficiary shall assume all risk in connection with (i) the performance of the Managers,
(ii) the performance of the Hypothetical Investments and (iii) the tax treatment of amounts deferred under or paid pursuant to the Plan, and the Company, the Committee, the Plan Administrator, and the Board shall not be liable or responsible therefor.

            (h) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

            (i) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

            (j) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in or to any Plan or Company assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of any Trust.

            (k) Spouse's Interest. The interest in the benefits hereunder of a Participant's spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will nor shall such interest pass under the laws of intestate succession.

            (l) Successors. The provisions of the Plan shall bind the Company and its successors.

      9.    CLAIMS PROCEDURES.

            (a) Presentation of Claim. If any person (a "Claimant") does not believe that he or she will receive the benefits to which the person is entitled or believes that fiduciaries of the Plan have breached their duties or that the Plan is not being operated properly or that his or her legal rights have been or are being violated with respect to the Plan, the Claimant must file a formal claim with the Committee or Plan Administrator under the procedures set forth in this Article. The procedures in this Article shall apply to all claims that any person has with respect to the Plan, including claims against fiduciaries and former fiduciaries, unless the Committee or Plan Administrator determines, in its sole discretion, that it does not have the power to grant, in substance, all relief reasonably being sought by the Claimant. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

            (b) Notification of Decision. The Committee or Plan Administrator shall consider a Claimant's claim within ten (10) days of receipt of the claim and shall notify the Claimant in writing:

                  (i) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

                  (ii) that the Committee or Plan Administrator has reached a conclusion contrary, in whole or in part to the Claimant's requested determination, and such notice must set forth in a manner reasonably believed to be understood by the Claimant:

                        (A) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary, and

                        (B) an explanation of the claim review procedure set forth below.

            (c) Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee or Plan Administrator that a claim has been denied in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee or Plan Administrator a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure begins, the Claimant (or the Claimant's duly authorized representative):

                  (i)   may review pertinent documents;

                  (ii) will be provided specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

                  (iii) will be informed of such other matters as the Committee or Plan Administrator deems relevant.

            (d) Arbitration. If a Claimant's claim described in Section 9(a) (an "Arbitrable Dispute") is denied pursuant to Section 9(b) and 9(c), the Claimant's only further recourse shall be to submit the claim to final and binding arbitration in the city of San Jose, State of California, before an experienced employment arbitrator selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Except as otherwise provided in this Section 9(d) or Section 9(f), each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, costs of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by each party (or, if applicable, each group of parties) to the arbitration. Except as otherwise provided in Section 9(f), in any dispute involving a Claimant in which the Claimant prevails, the Company shall reimburse the Claimant's reasonable attorneys fees and related expenses. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should any party attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys fees incurred as a result.

            (e) Legal Action. Prior to a Change of Control, except to enforce an arbitrator's award, no actions may be brought by a Claimant in any court with respect to an Arbitrable Dispute.

            (f) Following a Change of Control. Upon the occurrence of a Change of Control, an independent party selected jointly by the Participants in the Plan prior to the Change in the Control and the Committee or the Plan Administrator or other appropriate person shall assume all duties and responsibilities of the Committee or Plan Administrator under this Article 9 and actions may be brought by a Claimant in any appropriate court with respect to an Arbitrable Dispute. After a Change of Control, if any person or entity has failed to comply (or is threatening not to comply) with any of its obligations under the Plan, or takes or threatens to take any action to deny, diminish or to recover from any Participant the benefits intended to be provided thereunder, the Company shall reimburse the Participant for reasonable attorneys fees and related costs incurred in the successful pursuance or defense of the Participant's rights. If the Participant does not prevail, attorneys fees shall also be payable under the preceding sentence to the extent the Participant had reasonable justification for pursuing its claim, but only to the extent that the scope of such representation was reasonable

      10.   EFFECTIVE DATE.

            The Plan shall be effective as of May 18, 2004.

Flextronics International USA, Inc.

By: /s/ Thomas J. Smach
    -------------------
Thomas J. Smach
SVP of Finance

                           EXHIBIT A - TRUST AGREEMENT

                                (TO BE ATTACHED)

                             Non-Qualified Deferred
                        Compensation Plan Trust Agreement

TRUST UNDER:
FLEXTRONICS INTERNATIONAL USA, INC.
SPECIAL DEFERRED COMPENSATION PLAN

      This Trust Agreement made May 18, 2004, by and between Flextronics International USA, Inc. ("the Company") and Morgan Stanley Trust (the "the Trustee").

      WHEREAS, the Company has adopted the non-qualified deferred compensation plan identified, to which the form of this Trust Agreement is attached as Exhibit A (the "Plan").

      WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.

      WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as defined herein, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974;

      WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.  ESTABLISHMENT OF TRUST

      (a) DEPOSIT OF FUNDS. The Company hereby deposits with the Trustee in trust the amount of $100, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

      (b) IRREVOCABILITY. The Trust hereby established shall be irrevocable, except as provided in Section 13(a).

      (c) GRANTOR TRUST. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E. Part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. Because the income of the Trust may be applied to discharge the legal obligations of the Company under the Plan, or to third party creditors, all gains and losses from the investments of the assets of the Trust shall be recognized by the Company, and the taxes thereon shall be paid by the Company and shall not be recovered from the assets of the Trust.

      (d) TRUST ASSETS. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's Insolvency, as defined in Section 6(a) hereof.

      (e) ADDITIONAL DEPOSITS. The Company may, in its sole discretion at any time or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

      (f) ACCEPTANCE OF ADDITIONAL DEPOSITS. The Trustee shall not be obligated to receive such cash and/or property unless prior thereto the Trustee has agreed that such cash and/or property is acceptable to the Trustee and the Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as the Trustee may require. The Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to the Trustee; (b) compute any amount to be deposited under the Plan to the Trustee; or (c) determine whether amounts received by the Trustee comply with the Plan. Assets of the Trust may, in the Trustee's discretion, be held in an account with an affiliate of the Trustee.

SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

      (a) PAYMENT OF BENEFITS BY TRUSTEE. The Company shall deliver to the Trustee the Deferral Agreement of each Plan participant, setting forth the amount to be deferred and a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to the Trustee not more than thirty (30) business days nor fewer than fifteen (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to the Trustee not more than thirty (30) days nor fewer than fifteen (15) days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company, it being understood among the parties hereto that (1) the Company shall on a timely basis provide the Trustee specific information as to the amount of taxes to be withheld and (2) unless the Trustee shall have paid and reported such amounts, the Company shall be obligated to receive such withheld taxes from the Trustee and property pay and report such amounts to the appropriate taxing authorities.

      (b) ENTITLEMENT TO BENEFITS. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by a committee appointed by the Company as provided for in the Plan ("Committee"), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

      (c) PAYMENT OF BENEFITS BY TRUSTEE. Pursuant to Section 6(a) of the Plan, the Trustee is hereby directed and agrees to pay benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan; provided, however, that such Plan participant or his or her beneficiary is entitled to benefits under the Plan in accordance with Section 2(b) of this Trust Agreement. If the principal of the Trust and any earnings thereon are not sufficient to pay benefits in accordance with the terms of the Plan, the Trustee shall notify the Company prior to the time payments are due and the Company shall be responsible for payment of any outstanding amounts due.

      (d) NO DUTY TO DETERMINE SUFFICIENCY. The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the Trust's assets.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

      (a) INSOLVENCY. The Trustee shall cease paying benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b) NOTICE OF INSOLVENCY. At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

            (i) The Board of Directors and the Chief Executive Officer of the Company (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants and their beneficiaries.

            (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

            (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants and their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

            (iv) The Trustee shall resume the payment of benefits to Plan participants and their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

      (c) AMOUNT OF PAYMENTS AFTER INSOLVENCY. Provided that there are sufficient assets, if the Trustee discontinues paying benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants and their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants and their beneficiaries provided for hereunder during any such period of discontinuance; provided that the Company has given the Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.


SECTION 4.  PAYMENTS TO THE COMPANY

      Except as provided in Section 3(a), 13(b) or 13(c) hereof, because the Trust is irrevocable as provided in Section 1(b) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all benefits have been paid to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5.  INVESTMENT AUTHORITY

      (a) INVESTMENT OF PRINCIPAL AND INTEREST. The Trustee shall invest and reinvest the principal and income of the Trust as directed by the Committee or the Plan Administrator as determined pursuant to the Plan ("Plan Administrator") (including directions that the Trustee follow Plan participants' deemed investment elections made in accordance with the terms of the Plan), which directions may be changed from time to time, all in accordance with procedures established by the Trustee.

      (b) VOTING RIGHTS. The Trustee may, if so directed by the Committee or Plan Administrator, invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or Plan Administrator. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets shall be exercised by the Company, unless an investment adviser has been appointed pursuant to Section 5(c) and voting authority has been delegated to such investment adviser.

      (c) APPOINTMENT OF INVESTMENT MANAGER. The Committee or Plan Administrator shall have the power to appoint one or more investment managers, including any entities affiliated with the Trustee, who shall have the power to manage, acquire, or dispose of such portion of the assets of the Trust as the Committee shall determine, subject to the following:

            (i) An investment manager shall act in accordance with the provisions of an investment management agreement entered into between it and the Company the, an executed copy of which investment management agreement shall be filed with the Trustee;

            (ii) Each such investment manager must be registered as an investment adviser under the Investment Advisers Act of 1940, and shall provide investment advice on a discretionary or non-discretionary basis with respect to that portion of the assets of the Trust as the Committee or Plan Administrator shall specify from time to time by written direction(s) to the Trustee;

            (iii) The indicia of ownership of the assets of the Trust shall be held by the Trustee at all times;

            (iv) Any entity affiliated with the Trustee may act as broker or dealer to execute transactions, including the purchase of any securities directly distributed, underwritten, or issued by an entity affiliated with the Trustee, at standard commission rates, mark-ups or concessions and to provide other management or investment services with respect to such trust, including the custody of assets;

            (v) Any direction given to the Trustee by an investment manager shall be given in writing or given orally and confirmed in writing as soon as practicable. Alternatively, an investment manager may provide investment instructions directly to the broker or dealer and receipt by the Trustee of a confirmation of the transaction from the broker or dealer shall be conclusive evidence of such transactions. In either case, the Trustee shall have the authority within 24 hours of receipt of such direction from the investment manager or confirmation of a transaction to instruct the investment manager to rescind the transaction if the Trustee finds that the investment is inconsistent with its operational or administrative requirements; and

            (vi) The Trustee may pay any such investment manager for any such services from the assets of the Trust without reduction of any fees or compensation paid to the Trustee for its services as trustee.

      Notwithstanding any other provision of this Trust Agreement, with respect to the investment of the assets of the Trust managed by an investment manager, the Trustee shall have only the duty to follow the directions of the investment manager and the Trustee shall not be liable to anyone:

                  (I) for any act or omission of the investment manager with respect to the investment of such assets; or

                  (II) for failing to act with respect to the investment of such assets absent direction from the investment manager.

      In the event the Company is Insolvent or the Committee or Plan Administrator fails to provide effective investment instructions to the Trustee as provided in Section 5(a), the Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940. and who may be affiliates of the Trustee, to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

      (d) POWERS OF TRUSTEE. Subject to Section 5(a), the Trustee, or the Trustee's designee, is authorized and empowered:

            (i) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and ail other property of any type (personal, real or mixed, and tangible or intangible);

            (ii) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

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

            (iii) To hold, manage, improve, repair and control all property, real or personal, forming pan of the Trust: to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

            (iv) To hold in cash, without liability for interest, such portion of the Trust as is pending investment, or payment of expenses, or the distribution of benefits;

            (v) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

            (vi) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

            (vii) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

            (viii) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security; and

            (ix) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

SECTION 6.  ADDITIONAL POWERS OF THE TRUSTEE

      To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as the Trustee of the Trust, the Trustee shall have the following additional powers and authority:

      (a) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which properly shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

      (b) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

      (c) To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and
                                        6

      (d) Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

SECTION 7.  DISPOSITION OF INCOME

      During the term of this Trust, all income received by the Trust, net of expenses us provided in Section 10, shall be accumulated and reinvested.

SECTION 8.  ACCOUNTING BY THE TRUSTEE

      The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including records of Deferral Accounts and such other specific records as required to carry out its duties under Section 5(e) and such other records as shall be agreed upon in writing between the Committee or Plan Administrator on behalf of the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after removal or resignation of the Trustee, the Trustee shall deliver to the Committee (a) a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be and (b) any information the Company requires in order to comply with any financial, tax or other reporting obligations it has with respect to the Plan under federal, state or local law.

SECTION 9.  RESPONSIBILITY AND INDEMNITY OF THE TRUSTEE

      (a) FIDUCIARY STANDARD. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan and this Trust and is given in writing by the Company or in such other manner prescribed by the Trustee. The Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Company which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) INDEMNIFICATION OF THE TRUSTEE. The Company hereby indemnifies the Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expenses, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken or any failure to act, where such act or failure to act is in accordance with the directions from the Committee or any designee of the Committee. The Company's obligations in the foregoing regard shall be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly return to the Company any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

      (c) LEGAL COUNSEL. The Trustee may consult with legal counsel (who may also be counsel for the Company) with respect to any of its duties or obligations hereunder.

      (d) OTHER ADVISERS. The Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e) AUTHORITY OF TRUSTEE. The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

      (f) LIMITATION ON TRUSTEE. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have the power to start, to enter into or otherwise engage in any business enterprise, or to continue to operate any business interest that becomes part of the trust estate, if such activity constitutes carrying on business as referred to in Section 301.7701-1 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 10. COMPENSATION AND EXPENSES OF THE TRUSTEE

      The Trustee is authorized, unless otherwise agreed by the Trustee, to withdraw from the Trust without direction from the Company the amount of its fees in accordance with the fee schedule agreed to by the Company and the Trustee. The expenses charged for third party administrative and investment expenses of the Plan and the Trust, including expenses charged by the Trustee to establish the Trust and the Trustee's annual fee per Deferral Account, shall be paid by the Company rather than the Trust and shall not reduce the Deferral
Accounts: provided that any expenses incurred with respect to a particular Hypothetical Investment (as defined in the Plan) shall be paid by the Trust and charged to the Deferral Account that is deemed invested in such Hypothetical Investment. No part of the Company's internal expense to administer the Plan, including overhead expenses, shall be paid by the Trust or charged to the Trust or Deferral Accounts.

SECTION 11. RESIGNATION AND REMOVAL OF THE TRUSTEE

      (a) RESIGNATION OF TRUSTEE. The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

      (b) REMOVAL OF TRUSTEE. The Trustee may be removed by the Company on 30 days' notice or upon shorter notice accepted by the Trustee.

      (c)   TRANSFER OF ASSETS TO SUCCESSOR.

            (i) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee . The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit, provided that the Trustee is provided assurance by the Company satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

            (ii) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

SECTION 12. APPOINTMENT OF SUCCESSOR

      (a) COMPANY APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed in accordance with Section 11(a) or Section 11(b), the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

      (b) COURT APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed, a successor Trustee shall be appointed, in accordance with Section 12(a) hereof, by the effective date of resignation or removal under Section 11
(a) or Section 11(b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Company and the Trustee in connection with the proceeding shall be paid by the Company and not by the Trust.

      (c) DUTY OF SUCCESSOR TRUSTEE. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, consistent with this Trust Agreement and the Plan. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

SECTION 13. AMENDMENT OR TERMINATION

      (a) AMENDMENT. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company solely as deemed necessary or appropriate by the Trustee or the Committee to meet the requirements of any change of law affecting the intended treatment of the Plan and the Trust. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

      (b) TERMINATION BY COMPANY. Subject to Section 13(c), the Trust shall terminate as soon as practicable after the Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. All assets remaining in the Trust at such time shall be returned to the Company.

      (c) TERMINATION WITH PARTICIPANT APPROVAL. Upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefits have been paid under the Plan. All assets remaining in the Trust at such time shall be returned to the Company.

SECTION 14. MISCELLANEOUS

      (a) SEVERABILITY. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

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

      (b) NO ASSIGNMENT OF BENEFITS. Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c) GOVERNING LAW. This Trust Agreement and its enforcement shall be governed by and construed in accordance with the laws of the state in which the Trustee has its principal place of business.

      (d) SURVIVAL. The provisions of Sections 2(d), 3(b)(iii), 9(b) and 15 of this Trust Agreement shall survive termination of this Trust Agreement.

      (e) CONFLICT WITH PLAN DOCUMENT. The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other document shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

SECTION 15. ARBITRATION

      (a) The Company agrees that all controversies that may arise between the Company and the Trustee in connection with the Trust, including, but not limited to, those involving any transactions, or the construction, performance, or breach of this or any other agreement between the Company and the Trustee, whether entered into prior to, on, or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Trust Agreement shall be conducted before the American Arbitration Association in San Jose, California, and in accordance with its arbitration rules then in force. Judgment upon the award of arbitrators may be entered in any federal or state court having jurisdiction.

      (b)   The parties understand and agree:

            (i)   Arbitration is final and binding on the parties;

            (ii) The parties waive their right to seek remedies in court, including the right to jury trial;

            (iii) Pre-arbitration discovery is generally more limited than and different from court proceedings;

            (iv) The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited;

            (v) The panel of arbitrators will consist of individuals who have familiarity with rabbi trusts and nonqualified deferred compensation plans.

SECTION 16. EFFECTIVE DATE

      The effective date of this Trust Agreement shall be June 1, 2004.

      IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

      By signing this Trust Agreement, the undersigned Company acknowledges (1) that, in accordance with Section 15 of this Trust Agreement, the Company is agreeing in advance to arbitrate any controversies that may arise with the Trustee, and (2) receipt of a copy of this Trust Agreement.

MORGAN STANLEY TRUST                  FLEXTRONICS INTERNATIONAL USA, INC.

By: /s/ Robert M. Randone             By: /s/ Thomas J Smach
    ---------------------                 -------------------
                                           (Signature)
Name/Title: Robert M. Randone VP      Name/Title: Thomas J Smach
                                                  SVP Finance

                                       11